Exhibit 99.1

Investors and Media

Christopher Oltmann

(818) 264-4907

PennyMac Financial Services, Inc. Reports

Third Quarter 2015 Results

Moorpark, CA, November 4, 2015 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $65.3 million for the third quarter of 2015, on revenue of $189.2 million. Net income attributable to PFSI common stockholders was $12.7 million or $0.58 per diluted share.

Third Quarter 2015 Highlights

•	Pretax income of $73.9 million, down 1 percent from the prior quarter; servicing contribution adversely impacted by a $47.9 million reduction in MSR value partially offset by gains of $30.5 million related to hedges and $10.3 million resulting from a reduction in the ESS liability
•	Total net revenue of $189.2 million, down 4 percent from the prior quarter
o	Production revenue of $135.2 million, up 3 percent from the prior quarter
o	Servicing revenue of $46.1 million, down 21 percent from the prior quarter
o	Investment Management revenue of $7.8 million, up 13 percent from the prior quarter
•	Total loan production activity of $15.5 billion in unpaid principal balance (UPB), up 19 percent from the prior quarter
•	Servicing portfolio reached $154.8 billion in UPB, up 14 percent from June 30, 2015
•	Net assets under management were approximately $1.8 billion, down 5 percent from the prior quarter

1

“PennyMac Financial delivered strong financial performance in the third quarter as a result of continued growth in our loan production and servicing businesses,” said Chairman and Chief Executive Officer Stanford L. Kurland. “Our Correspondent aggregation business gained significant market share and achieved record funding volumes made possible by PennyMac Financial’s highly scalable, technology-enabled operations platform. While this quarter’s earnings were reduced by a decline in the fair value of our MSR asset resulting from lower interest rates, we expect the low rate environment to result in additional production-related income over time and contribute to the growth trajectory in PennyMac Financial’s earnings.”

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended September 30, 2015
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$81,005	$1,641	$82,646	$–	$82,646
Loan origination fees	29,448	–	29,448	–	29,448
Fulfillment fees from PennyMac Mortgage Investment Trust	17,553	–	17,553	–	17,553
Net loan servicing fees	–	57,258	57,258	–	57,258
Management fees	–	–	–	6,456	6,456
Carried Interest from Investment Funds	–	–	–	1,483	1,483
Net interest income (expense):
Interest income	13,228	1,825	15,053	–	15,053
Interest expense	6,290	14,714	21,004	–	21,004
	6,938	(12,889)	(5,951)	–	(5,951)
Other	272	121	393	(141)	252
Total net revenue	135,216	46,131	181,347	7,798	189,145
Expenses	57,477	52,187	109,664	5,618	115,282
Income (loss) before provision for income taxes and non-segment activities	77,739	(6,056)	71,683	2,180	73,863
Non-segment activities - parent company interest					60
Income (loss) before provision for income taxes	$77,739	$(6,056)	$71,683	$2,180	$73,923

2

Production Segment

Production includes the correspondent acquisition of newly originated mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PennyMac Mortgage Investment Trust (NYSE: PMT), and consumer direct lending.

PennyMac Financial’s loan production totaled $15.5 billion in UPB, of which $11.4 billion in UPB was for its own account, and $4.1 billion was fee-based fulfillment activity for PMT. Interest rate lock commitments (IRLCs) on correspondent government-insured and consumer direct loans totaled $11.2 billion in UPB.

Production segment pretax income totaled $77.7 million, an increase of 2 percent from the second quarter due to increases in loan origination fees and net interest income, partially offset by lower gains on mortgage loans revenue and higher segment expenses.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	September 30, 2015	June 30, 2015	September 30, 2014
	(in thousands)
Net gains on mortgage loans held for sale:
MSR value	$153,338	$119,848	$61,200
Recapture payable to PennyMac Mortgage Investment Trust	(3,098)	(1,456)	(2,143)
Provision for representations and warranties	(2,292)	(1,748)	(1,584)
Cash investment (1)	(85,426)	(20,949)	(8,472)
Fair value changes of pipeline, inventory and hedges	20,124	(11,740)	(868)
	$82,646	$83,955	$48,133
Net gains on mortgage loans held for sale by segment:
Production	$81,005	$86,377	$41,308
Servicing	$1,641	$(2,422)	$6,825

(1) Includes cash hedge expense

Net gains on mortgage loans held for sale totaled $82.6 million in the third quarter, a 2 percent decrease from $84.0 million in the second quarter. The decrease was driven by a reduction in government-insured correspondent lock volumes during the quarter and a decline in consumer direct margins.

3

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business. These services include, but are not limited to: marketing, relationship management, the approval of correspondent sellers and the ongoing monitoring of their performance, reviews of loan data, documentation and appraisals to assess loan quality and risk; and pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT. Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $17.6 million in the third quarter, compared to $15.3 million in the second quarter. The increase was driven by a 14 percent increase in conventional loan acquisitions from the second quarter; the average fulfillment fee rate was 43 basis points, unchanged from the second quarter.

Production segment expenses increased to $57.5 million, a 4 percent increase from the second quarter, primarily driven by the increase in loan production volumes.

Servicing Segment

Servicing includes income from owned MSRs, in addition to subservicing and special servicing activities. The Servicing segment posted a pretax loss of $6.1 million in the third quarter, versus a pretax loss of $2.4 million in the second quarter. Net loan servicing fees totaled $57.3 million for the quarter, a 16 percent quarter-over-quarter decrease, which included $106.1 million in servicing fees reduced by $41.6 million of amortization and realization of MSR cash flows. Net loan servicing fees also included $47.9 million of impairment and fair value losses on MSRs, partially offset by gains of $30.5 million related to hedges and $10.3 million resulting from the change in fair value of the ESS liability.

4

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	September 30, 2015	June 30, 2015	September 30, 2014
	(in thousands)
Net loan servicing fees:
Loan servicing fees (1)	$106,052	$91,006	$64,708
Effect of MSRs:
Amortization and realization of cash flows	(41,594)	(31,385)	(19,703)
Change in fair value and provision for impairment of MSRs carried at lower of amortized cost or fair value	(47,926)	44,378	261
Change in fair value of excess servicing spread financing	10,271	(7,133)	9,539
Hedging (losses) gains	30,455	(28,317)	(897)
Total amortization, impairment and change in fair value of MSRs	(48,794)	(22,457)	(10,800)
Net loan servicing fees	$57,258	$68,549	$53,908

(1) Includes contractually-specified servicing fees

Servicing segment expenses totaled $52.2 million, an $8.3 million decrease from the second quarter, largely due to a reduction in expenses related to the early buyout (EBO) of loans from seasoned Ginnie Mae pools, lower provisioning for unrecoverable servicing advances and a decline in loss claims to the government agencies from elevated levels in the second quarter. These reductions were partially offset by increased staffing levels for recent MSR portfolio acquisitions and continued portfolio growth.

The total servicing portfolio reached $154.8 billion in UPB at September 30, 2015, an increase of 14 percent from the prior quarter end. Of the total servicing portfolio, prime servicing was $150.8 billion in UPB and special servicing was $4.0 billion in UPB. The Company subservices and services under contract $45.3 billion in UPB, an increase of 5 percent from June 30, 2015, primarily due to new correspondent acquisitions by PMT. PennyMac Financial’s MSR portfolio grew to $107.0 billion in UPB, an increase of 18 percent over the prior quarter, resulting from the acquisition of government-insured loans in correspondent production, consumer direct lending activities, and the completion of MSR acquisitions totaling $10.0 billion in UPB.

5

The table below details PennyMac Financial’s servicing portfolio UPB:

	September 30, 2015	June 30, 2015	September 30, 2014
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$54,259,297	$44,794,166	$33,297,161
Acquired	52,717,209	45,887,246	27,568,250
	106,976,506	90,681,412	60,865,411
Mortgage servicing liabilities	957,113	816,424	–
Mortgage loans held for sale	1,602,692	1,526,779	1,217,599
	109,536,311	93,024,615	62,083,010
Subserviced for Advised Entities	41,303,357	39,011,761	33,848,483
Total prime servicing	150,839,668	132,036,376	95,931,493
Special servicing:
Subserviced for Advised Entities	3,990,744	4,133,946	4,152,284
Total special servicing	3,990,744	4,133,946	4,152,284
Total loans serviced	$154,830,412	$136,170,322	$100,083,777

Mortgage loans serviced:
Owned
Mortgage servicing rights	$106,976,506	$90,681,412	$60,865,411
Mortgage servicing liabilities	957,113	816,424	–
Mortgage loans held for sale	1,602,692	1,526,779	1,217,599
	109,536,311	93,024,615	62,083,010
Subserviced	45,294,101	43,145,707	38,000,767
Total mortgage loans serviced	$154,830,412	$136,170,322	$100,083,777

Investment Management Segment

PennyMac Financial manages PMT and certain private investment funds, for which it earns base management fees and incentive compensation. Net assets under management were approximately $1.8 billion as of September 30, 2015, down 5 percent from June 30, 2015.

Pretax income for the Investment Management segment was $2.2 million, an increase of $1.2 million from the second quarter of 2015. Management fees, which include base management fees and incentive fees from PMT and management fees from the private investment funds, decreased 7 percent from the prior quarter, primarily due to a $0.5 million decline in management fee revenue from the private investment funds. Carried interest from the private investment funds increased by $1.3 million from the prior quarter resulting from improved performance of the funds during the quarter.

6

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	September 30, 2015	June 30, 2015	September 30, 2014
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,742	$5,709	$6,033
Performance incentive	–	70	3,590
	5,742	5,779	9,623
Investment Funds	714	1,184	1,756
Total management fees	6,456	6,963	11,379
Carried Interest	1,483	182	1,902
Total management fees and Carried Interest	$7,939	$7,145	$13,281

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,513,505	$1,525,297	$1,588,041
Investment Funds	238,349	316,383	428,040
	$1,751,854	$1,841,680	$2,016,081

Investment Management segment expenses totaled $5.6 million, a 6 percent decrease from the second quarter.

Consolidated Expenses

Total expenses for the third quarter were $115.3 million, a 5 percent decrease from the second quarter. Compensation expense increased $3.7 million from the second quarter to $74.1 million, driven by increases in headcount related to the growth in servicing and production volumes. Other expenses increased 23 percent to $9.6 million, primarily due to higher custodial agent fees associated with recent MSR acquisitions and servicing portfolio growth.

Mr. Kurland concluded, “We continue to make ongoing investments in PennyMac Financial’s leading operating platform to build additional capacity and enhance productivity. Our capabilities in correspondent production and loan servicing are recognized as distinctive in the industry, and we are leveraging these capabilities to grow our consumer direct lending activities. Our success continues to be driven by our management team’s substantial expertise combined with the unique operational capabilities we have developed, including technology, which we believe result in a distinct and sustainable competitive advantage for PennyMac Financial.”

7

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Standard Time) on Wednesday, November 4, 2015.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.” Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent production business and purchased mortgage servicing rights; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

8

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2015	June 30, 2015	September 30, 2014
	(in thousands, except share data)
ASSETS
Cash	$47,415	$74,728	$77,251
Short-term investments at fair value	24,766	23,577	36,335
Mortgage loans held for sale at fair value	1,696,980	1,594,262	1,259,991
Servicing advances, net	252,172	244,806	195,246
Derivative assets	53,569	43,568	28,400
Carried Interest due from Investment Funds	70,196	68,713	67,035
Investment in PennyMac Mortgage Investment Trust at fair value	1,160	1,307	1,607
Mortgage servicing rights	1,307,392	1,135,510	677,413
Receivable from Investment Funds	1,542	2,148	2,702
Receivable from PennyMac Mortgage Investment Trust	17,220	16,245	21,420
Note receivable from PennyMac Mortgage Investment Trust¾Secured	150,000	52,526	–
Furniture, fixtures, equipment and building improvements, net	14,107	11,773	11,574
Capitalized software, net	2,035	1,250	580
Deferred tax asset	25,878	34,165	52,820
Loans eligible for repurchase	97,455	77,529	58,145
Other	53,435	48,498	48,108
Total assets	$3,815,322	$3,430,605	$2,538,627

LIABILITIES
Mortgage loans sold under agreements to repurchase	$1,286,411	$1,263,248	$929,747
Mortgage loan participation and sale agreement	247,410	195,959	142,383
Note payable	406,990	246,456	154,948
Excess servicing spread financing at fair value	418,573	359,102	187,368
Derivative liabilities	4,632	13,584	4,440
Mortgage servicing liabilities at fair value	10,724	11,791	4,091
Accounts payable and accrued expenses	85,530	84,357	62,712
Payable to Investment Funds	30,211	31,255	35,874
Payable to PennyMac Mortgage Investment Trust	147,326	139,699	104,783
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	72,275	71,895	75,925
Liability for loans eligible for repurchase	97,455	77,529	58,145
Liability for losses under representations and warranties	18,478	16,257	11,762
Total liabilities	2,826,015	2,511,132	1,772,178

STOCKHOLDERS' EQUITY
Class A common stock–authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 21,842,868, 21,790,666 and 21,525,644 shares, respectively	2	2	2
Class B common stock–authorized 1,000 shares of $0.0001 par value; issued and outstanding, 52, 52 and 58 shares, respectively	–	–	–
Additional paid-in capital	169,297	167,536	161,309
Retained earnings	85,699	73,019	42,479
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	254,998	240,557	203,790
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	734,309	678,916	562,659
Total stockholders' equity	989,307	919,473	766,449
Total liabilities and stockholders’ equity	$3,815,322	$3,430,605	$2,538,627

9

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Quarter ended
	September 30, 2015	June 30, 2015	September 30, 2014
	(in thousands, except per share data)
Revenue
Net gains on mortgage loans held for sale at fair value	$82,646	$83,955	$48,133
Loan origination fees	29,448	24,421	11,823
Fulfillment fees from PennyMac Mortgage Investment Trust	17,553	15,333	15,497
Net loan servicing fees:
Loan servicing fees
From non-affiliates	83,424	66,867	44,647
From PennyMac Mortgage Investment Trust	11,736	12,136	12,325
From Investment Funds	796	153	1,116
Ancillary and other fees	10,096	11,850	6,620
	106,052	91,006	64,708
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(48,794)	(22,457)	(10,800)
Net loan servicing fees	57,258	68,549	53,908
Management fees:
From PennyMac Mortgage Investment Trust	5,742	5,779	9,623
From Investment Funds	714	1,184	1,756
	6,456	6,963	11,379
Carried Interest from Investment Funds	1,483	182	1,902
Net interest expense:
Interest income	15,053	13,184	8,975
Interest expense	20,944	16,349	11,713
	(5,891)	(3,165)	(2,738)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(158)	(244)	8
Other	410	357	713
Total net revenue	189,205	196,351	140,625
Expenses
Compensation	74,129	70,422	48,375
Servicing	16,770	28,603	13,914
Technology	6,676	6,490	4,350
Professional services	3,803	4,074	3,290
Loan origination	4,314	4,148	2,537
Other	9,590	7,815	5,467
Total expenses	115,282	121,552	77,933
Income before provision for income taxes	73,923	74,799	62,692
Provision for income taxes	8,575	8,619	7,232
Net income	65,348	66,180	55,460
Less: Net income attributable to noncontrolling interest	52,668	53,431	44,971
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$12,680	$12,749	$10,489

Earnings per share
Basic	$0.58	$0.59	$0.49
Diluted	$0.58	$0.59	$0.49
Weighted-average common shares outstanding
Basic	21,810	21,700	21,432
Diluted	76,138	76,105	75,949

10